Exhibit 99.2

July 27, 2018

Twitter Announces Second Quarter 2018 Results

Q2 Marks Continued Revenue Growth Acceleration, GAAP Profitability, and Year-Over-Year Double Digit DAU Growth

SAN FRANCISCO, California - Twitter, Inc. (NYSE: TWTR) today announced financial results for its second quarter 2018.

“Our second quarter results reflect the work we’re doing to ensure more people get value from Twitter every day,” said Jack Dorsey, Twitter's CEO. “We want people to feel safe freely expressing themselves and have launched new tools to address problem behaviors that distort and distract from the public conversation. We’re also continuing to make it easier for people to find and follow breaking news and events, and have introduced machine learning algorithms that organize the conversation around events, beginning with the World Cup. These efforts contributed to healthy year-over-year daily active usage growth of 11 percent and demonstrate why we’re investing in the long-term health of Twitter.”

“We are pleased with our performance in the second quarter in DAU growth and delivering for advertisers," said Ned Segal, Twitter's CFO. “We’re maintaining profitability while we make investments in the business, achieving strong revenue growth and introducing product updates that make Twitter both healthier and easier to use. Looking ahead, we remain optimistic about our ability to execute on our priorities and deliver value for advertisers and shareholders.”

Second Quarter 2018 Operational and Financial Highlights

•

Q2 revenue totaled $711 million, an increase of 24% year-over-year, or an increase of 27% year-over-year when excluding the approximately $14 million of revenue in Q2’17 from our fully-deprecated TellApart product (which did not have any contribution to revenue this quarter).

○	Advertising revenue totaled $601 million, an increase of 23% year-over-year.
▪	Total ad engagements increased 81% year-over-year.
▪	Cost per engagement (CPE) decreased 32% year-over-year.
○	Data licensing and other revenue totaled $109 million, an increase of 29% year-over-year.
○	US revenue totaled $367 million, an increase of 10% year-over-year.
○	International revenue totaled $344 million, an increase of 44% year-over-year.
•	Q2 GAAP expenses totaled $631 million, an increase of 3% year-over-year. Q2 non-GAAP expenses totaled $547 million, an increase of 13% year-over-year.
•

Q2 GAAP net income of $100 million, including $42 million net tax benefit primarily driven by the release of a valuation allowance for Brazil, compared to a net loss of $116 million in the previous year, representing a GAAP net margin of 14% and GAAP diluted EPS of $0.13. Q2 non-GAAP net income of $134 million compared to $56 million in the same period of the previous year, representing a non-GAAP net margin of 19% and non-GAAP diluted EPS of $0.17.

•	Q2 adjusted EBITDA of $265 million compared to $178 million in the same period of the previous year, representing an adjusted EBITDA margin of 37%.
•

Average monthly active users (MAU) were 335 million for Q2, compared to 326 million in the same period of the previous year and compared to 336 million in the previous quarter, reflecting impact from decisions we have made to not move to paid SMS carrier relationships, prioritizing the health of the platform, and, to a lesser extent, GDPR.

•	Average US MAUs were 68 million for Q2, compared to 68 million in the same period of the previous year and compared to 69 million in the previous quarter.
○	Average international MAUs were 267 million for Q2, compared to 258 million in the same period of the previous year and compared to 267 million in the previous quarter.
○	Average daily active users (DAU) increased 11% year-over-year, compared to 10% year-over-year growth in Q1, marking another quarter of double-digit year-over-year growth.

Outlook

For Q3, we expect:

•	Adjusted EBITDA to be between $215 million and $235 million
•	Adjusted EBITDA margin to be between 33% and 34%
•	Stock-based compensation expense to be in the range of $85 million to $90 million

For FY 2018, we expect:

•	Stock-based compensation expense to be in the range of $300 million to $350 million
•	Capital expenditures to be between $450 million and $500 million

Note that our outlook for Q3 and the full year 2018 reflects foreign exchange rates as of July 16, 2018.

For more information regarding the non-GAAP financial measures discussed in this press release, please see "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures" below.  Guidance for adjusted EBITDA and adjusted EBITDA margin excludes stock-based compensation expense, depreciation and amortization expense, interest and other expense, net, provision (benefit) for income taxes, restructuring charges, and one-time nonrecurring gain. We have not reconciled adjusted EBITDA guidance to projected GAAP net income (loss) because we do not provide guidance on GAAP net income (loss) or the reconciling items between adjusted EBITDA and GAAP net income (loss), other than stock-based compensation expense, as a result of the uncertainty regarding, and the potential variability of, certain of these items. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.

Twitter’s complete second quarter 2018 financial results can be found by accessing the company’s Shareholder Letter at: https://investor.twitterinc.com/releases.cfm.

Webcast and Conference Call Details

Twitter will host a conference call today, Friday, July 27, 2018, at 5:00 a.m. Pacific Time (8:00 a.m. Eastern Time) to discuss financial results for the second quarter of 2018. The company will be following the conversation about the earnings announcement on Twitter. To have your questions considered during the Q&A, Tweet your question to @TwitterIR using #TWTR. To listen to a live audio webcast, please visit the company’s Investor Relations page at investor.twitterinc.com. Twitter has used, and intends to continue to use, its Investor Relations website and the Twitter accounts of @jack, @nedsegal, @Twitter, and @TwitterIR as means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD.

Twitter will release financial results for the third quarter of 2018 on October 25, 2018, before the market opens at approximately 4:00 a.m. Pacific Time (7:00 a.m. Eastern Time). On the same day, Twitter will host a conference call to discuss those financial results at 5:00 a.m. Pacific Time (8:00 a.m. Eastern Time).

About Twitter, Inc.  (NYSE: TWTR)

Twitter is what’s happening in the world and what people are talking about right now. From breaking news and entertainment to sports, politics, and everyday interests, see every side of the story. Join the open conversation. Watch live streaming events. Available in more than 40 languages around the world, the service can be accessed via twitter.com, an array of mobile devices, and SMS. For more information, please visit about.twitter.com, follow @Twitter, and download both the Twitter and Periscope apps at twitter.com/download and periscope.tv.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or Twitter's future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates,” “going to,” "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern Twitter's expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding Twitter’s future financial and operating performance, including its outlook and guidance, Twitter's strategies, priorities, product and business plans, including strategies to improve the health of the platform and Twitter’s beliefs regarding its ability to execute and deliver. Twitter's expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the possibility that: Twitter's user base and engagement do not grow or decline; Twitter’s strategies, priorities or plans take longer to execute than anticipated; Twitter's new products and product features do not meet expectations; advertisers reduce or discontinue their spending on Twitter; data partners reduce or discontinue their purchases of data licenses from Twitter; and Twitter experiences expenses that exceed its expectations. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Twitter's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, each filed with the Securities and Exchange Commission. Additional information will also be set forth in Twitter's Quarterly Report on Form 10-Q for the quarter ended June 30, 2018. The forward-looking statements in this release are based on information available to Twitter as of the date hereof, and Twitter disclaims any obligation to update any forward-looking statements, except as required by law.

A Note About Metrics

Twitter defines monthly active users (MAUs) as Twitter users who logged in or were otherwise authenticated and accessed Twitter through our website, mobile website, desktop or mobile applications, SMS or registered third-party applications or websites in the 30-day period ending on the date of measurement. Average MAUs for a period represent the average of the MAUs at the end of each month during the period. Twitter defines daily active usage or users (DAU) as Twitter users who logged in or were otherwise authenticated and accessed Twitter through our website, mobile website or mobile applications on any given day. Average DAUs for a period represent the average of the DAUs at the end of such period.

Non-GAAP Financial Measures

To supplement Twitter's financial information presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, Twitter considers certain financial measures that are not prepared in accordance with GAAP, including adjusted EBITDA, non-GAAP net income, non-GAAP income before income taxes, non-GAAP provision for income taxes, non-GAAP expenses, adjusted EBITDA margin, non-GAAP net margin, and non-GAAP diluted EPS. Twitter defines adjusted EBITDA as net income (loss) adjusted to exclude stock-based compensation expense, depreciation and amortization expense, interest and other expense, net, provision (benefit) for income taxes, and restructuring charges and one-time nonrecurring gain; Twitter defines non-GAAP net income as net income (loss) adjusted to exclude stock-based compensation expense, amortization of acquired intangible assets, non-cash interest expense related to convertible notes, non-cash expense related to acquisitions, impairment of investments in privately-held companies, restructuring charges and one-time nonrecurring gain, and adjustment to income tax expense based on the non-GAAP measure of profitability using Twitter’s blended US federal and state statutory tax rate and Twitter defines non-GAAP expenses as total costs and expenses adjusted to exclude stock-based compensation expense, amortization of acquired intangible assets, non-cash expense related to acquisitions, restructuring charges, and one-time nonrecurring gain. Twitter defines non-GAAP income before income taxes as income (loss) before income taxes adjusted to exclude stock-based compensation expense, amortization of acquired intangible assets, non-cash interest expense related to convertible notes, non-cash expense related to acquisitions, impairment of investments in privately held companies, restructuring charges, and one-time nonrecurring gain; and Twitter defines non-GAAP provision for income taxes as the current and deferred income tax expense commensurate with the non-GAAP measure of profitability using Twitter’s blended US federal and state statutory tax rate. Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by revenue. Non-GAAP net margin is calculated by dividing non-GAAP net income by revenue. Non-GAAP diluted EPS is calculated by dividing non-GAAP net income by non-GAAP share count. Non-GAAP share count is GAAP share count plus potential common stock instruments such as stock options, RSUs, shares to be purchased under employee stock purchase plan, unvested restricted stock, the conversion feature of convertible senior notes, and warrants. Twitter is presenting these non-GAAP financial measures to assist investors in seeing Twitter's operating results through the eyes of management, and because it believes that these measures provide an additional tool for investors to use in comparing Twitter's core business operating results over multiple periods with other companies in its industry.

Twitter uses the non-GAAP financial measures of adjusted EBITDA, non-GAAP net income, non-GAAP income before income taxes, non-GAAP provision for income taxes, non-GAAP expenses, non-GAAP net margin, adjusted EBITDA margin and non-GAAP diluted EPS in evaluating its operating results and for financial and operational decision-making purposes. Twitter believes that adjusted EBITDA, non-GAAP net income, non-GAAP expenses, non-GAAP net margin, adjusted EBITDA margin and non-GAAP diluted EPS help identify underlying trends in its business that could otherwise be masked by the effect of the expenses and one-time gains or charges that it excludes in adjusted EBITDA, non-GAAP net income, non-GAAP expenses, non-GAAP net margin, adjusted EBITDA margin and non-GAAP diluted EPS. Twitter also believes that adjusted EBITDA, non-GAAP net income, non-GAAP expenses, non-GAAP net margin, adjusted EBITDA margin and non-GAAP diluted EPS provide useful information about its operating results, enhance the overall understanding of Twitter's past performance and future prospects and allow for greater transparency with respect to key metrics used by Twitter's management in its financial and operational decision-making. Twitter uses these measures to establish budgets and operational goals for managing its business and evaluating its performance. Twitter also presents revenue without the effects of TellApart, which has been fully deprecated and no longer contributes to revenue.

These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.

Contacts

Investors:
Cherryl Valenzuela

ir@twitter.com

Press:

Brandon Borrman

press@twitter.com

TWITTER, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Non-GAAP net income and net income per share:
Net income (loss)	$100,117	$(116,488)	$161,114	$(178,047)
Exclude: Provision (benefit) for income taxes	(34,250)	3,413	(31,365)	6,607
Income (loss) before income taxes	65,867	(113,075)	129,749	(171,440)
Stock-based compensation expense	79,469	113,396	152,735	230,393
Amortization of acquired intangible assets	4,876	14,340	9,818	30,531
Non-cash interest expense related to convertible notes	23,309	20,041	44,031	39,289
Impairment of investments in privately-held companies	3,000	55,000	3,000	55,000
Restructuring charges and one-time nonrecurring gain	(265)	(226)	(1,248)	(9,798)
Non-GAAP income before income taxes	176,256	89,476	338,085	173,975
Non-GAAP provision for income taxes (1)	42,301	33,106	81,140	64,371
Non-GAAP net income	$133,955	$56,370	$256,945	$109,604
GAAP basic shares	752,351	730,069	750,037	726,083
Dilutive equity awards (2)	20,205	8,214	19,185	8,444
Non-GAAP diluted shares (3)	772,556	738,283	769,222	734,527
Non-GAAP diluted net income per share	$0.17	$0.08	$0.33	$0.15
Adjusted EBITDA:
Net income (loss)	$100,117	$(116,488)	$161,114	$(178,047)
Stock-based compensation expense	79,469	113,396	152,735	230,393
Depreciation and amortization expense	105,982	103,063	202,828	205,855
Interest and other expense, net	13,757	74,716	24,800	92,803
Provision (benefit) for income taxes	(34,250)	3,413	(31,365)	6,607
Restructuring charges and one-time nonrecurring gain	(265)	(226)	(1,248)	(9,798)
Adjusted EBITDA	$264,810	$177,874	$508,864	$347,813
Non-GAAP costs and expenses:
Total costs and expenses	$630,917	$612,214	$1,220,863	$1,200,743
Less: stock-based compensation expense	(79,469)	(113,396)	(152,735)	(230,393)
Less: amortization of acquired intangible assets	(4,876)	(14,340)	(9,818)	(30,531)
Less: restructuring charges and one-time nonrecurring gain	265	226	1,248	9,798
Total non-GAAP costs and expenses	$546,837	$484,704	$1,059,558	$949,617

(1) As a result of the 2017 Tax Cuts and Jobs Act, the blended US federal and state statutory tax rate used to calculate our reported non-GAAP provisions for income taxes decreased from 37% to 24% beginning in the first quarter of 2018.

(2) Gives effect to potential common stock instruments such as stock options, RSUs, shares to be issued under ESPP, unvested restricted stocks and warrants. There is no dilutive effect of the notes nor the related hedge and warrant transactions.

(3) GAAP dilutive shares are the same as Non-GAAP dilutive shares for the three and six months ended June 30, 2018.